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                                                                  Exhibit 5.0







                                July 10, 1997




(213) 229-7765                                                  C 00335-00002




20th Century Industries
6301 Owensmouth Avenue
Woodland Hills, California 91367

   RE:  20TH CENTURY INDUSTRIES -- FORM S-8 REGISTRATION STATEMENT

Ladies and Gentlemen:

     We have acted as special counsel to 20th Century Industries, a California corporation (the "Company"), in connection with (i) the filing with the Securities and Exchange Commission of the Company's registration statement on Form S-8 (the "Registration Statement") covering 3,000,000 shares of common stock, without par value ("Common Stock"), of the Company that may be issued upon exercise of stock options under the Company's 1995 Stock Option Plan (as amended to date, the "Option Plan"), and (ii) the preparation of the prospectus to be delivered to recipients of awards under the Plan as required pursuant to Item 1 of Form S-8 (the "Prospectus").

     As such counsel, we have examined the Registration Statement, the Prospectus, the Option Plan and exhibits thereto and such other documents, and have obtained such certificates and assurances from officers and representatives of the Company and made such additional inquiries, as we have deemed necessary for the purpose of rendering this opinion. We have assumed the genuineness of all signatures on, and the authenticity of, all documents and instruments submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. We have also examined the proceedings heretofore taken by the Company in connection with the adoption of the Option Plan and we assume for the purposes of this opinion that the Company will not grant any award under the Option Plan pursuant to which shares of Common Stock could be issued for consideration that is not adequate in form or amount to support the issuance of fully paid stock under applicable state law.

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July 10, 1997
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     On the basis of the foregoing, we are of the opinion that the shares of
Common Stock to be issued by the Company pursuant to the Option plan will, when sold and paid for in accordance with the terms of the Option Plan, be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,




                                       GIBSON, DUNN & CRUTCHER LLP

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